EXHIBIT 16 – LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT

Malin, Bergquist & Co., LLP
2402 West 8th Street
Erie, PA 16505

March 27, 2003

Securities and Exchange Commission
Washington, D.C. 20549

We have read Item 4 of the Current Report on Form 8-K/A of Erie Family Life Insurance Company for March 27, 2003, and we agree with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/S/ MALIN, BERGQUIST & COMPANY, LLP

MALIN, BERGQUIST & COMPANY, LLP
Certified Public Accountants

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